Exhibit 10.41

SPIRIT AIRLINES, INC.
2015 INCENTIVE AWARD PLAN
PERFORMANCE AWARD GRANT NOTICE
AND PERFORMANCE AWARD AGREEMENT
[STOCK APPRECIATION]

Spirit Airlines, Inc., a Delaware corporation (the “Company”), pursuant to its 2015 Incentive Award Plan, as amended from time to time (the “Plan”), hereby grants to the individual listed below (“Participant”), a performance award (the “Performance Award”), representing the right to receive shares of the Company’s Common Stock (each, a “Share”), upon the achievement of certain performance goals and satisfaction of applicable vesting requirements and continued employment requirements. The Performance Award is subject to all of the terms and conditions set forth herein and in the Performance Award Agreement attached hereto as Exhibit A (the “Award Agreement”) and the Plan, each of which is incorporated herein by reference. Capitalized terms not specifically defined in this Grant Notice or the Award Agreement shall have the meanings specified in the Plan.

Participant:
Grant Date:

Performance Period:	January 1, 2018 through and including December 31, 2019
Performance Goals:
Participant is eligible to be issued Shares as of the Settlement Date with the number thereof determined based upon the Company’s attainment of the Performance Goal at the end of the Performance Period, as set forth in Section 2.2(a) of the Award Agreement.

Termination:
Except as otherwise set forth in the Award Agreement, Participant shall forfeit the Performance Award (including, without limitation, the right to receive Shares) upon Participant’s Termination of Service prior to the Settlement Date (even if the Performance Period has ended).

By his or her signature and the Company’s signature below, Participant agrees to be bound by the terms and conditions of the Plan, the Award Agreement and this Grant Notice. Participant has reviewed the Plan, the Award Agreement and this Grant Notice in their entirety, and fully understands all provisions of the Plan, the Award Agreement and this Grant Notice. Participant hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Administrator upon any questions arising under or with respect to the Plan, this Grant Notice, the Award Agreement or the Performance Award (including, without limitation, the Performance Goal and any underlying Shares). Further, by signing below, Participant agrees that Participant has read, fully understands and agrees to abide by the terms of the Company’s Insider Trading Policy and has read and fully understands the Plan Prospectus and Prospectus Supplement, if applicable, copies of which have been provided to Participant.
In addition, by signing below, Participant agrees that the Company, in its sole discretion, may satisfy any withholding obligations in accordance with Section 3.5 of the Award Agreement by (i)

Exhibit 10.41

withholding Shares otherwise issuable to Participant pursuant to the Performance Award, (ii) instructing a broker on Participant’s behalf to sell Shares otherwise issuable to Participant and submit the proceeds of such sale to the Company, or (iii) using any other method permitted by the Plan or Section 3.5 of the Award Agreement.

SPIRIT AIRLINES, INC.:		PARTICIPANT:
By:		By:
Print Name:	Thomas C. Canfield	Print Name:
Title:	SVP, General Counsel and Secretary

2

Exhibit 10.41

EXHIBIT A

TO PERFORMANCE AWARD GRANT NOTICE
PERFORMANCE AWARD AGREEMENT
[STOCK APPRECIATION]

Pursuant to the Performance Award Grant Notice (the “Grant Notice”) to which this Performance Award Agreement (this “Agreement”) is attached, Spirit Airlines, Inc., a Delaware corporation (the “Company”), has granted to Participant a performance award under the Spirit Airlines, Inc. 2015 Incentive Award Plan, as amended from time to time (the “Plan”), representing the right to receive shares of the Company’s Common Stock (each, a “Share”), subject to the terms and conditions set forth in the Plan, this Agreement and the Grant Notice.
ARTICLE 1.
GENERAL
1.1    Defined Terms. Wherever the following terms are used in this Agreement they shall have the meanings specified below, unless the context clearly indicates otherwise. Capitalized terms not specifically defined herein shall have the meanings specified in the Plan and the Grant Notice.
(a)    “Applicable Multiplier” shall be determined based on the Stock Price Increase as set forth below:

Stock Price Increase	Applicable Multiplier
Less than 1.3	0
Equal to or greater than 1.3 but less than 1.5	1.0
Equal to or greater than 1.5 but less than 1.625	1.2
Equal to or greater than 1.625 but less than 1.75	1.4
Equal to or greater than 1.75 but less than 1.875	1.65
Equal to or greater than 1.875 but less than 2.0	1.95
Equal to or greater than 2.0 but less than 2.125	2.3
Equal to or greater than 2.125 but less than 2.5	2.7
Equal to or greater than 2.5	3.7

B-1

Exhibit 10.41

(a)    “Base Salary” shall mean Participant’s annual base salary on December 31, 2019; provided that Base Salary shall not be less than Participant’s annual base salary as of January 1, 2018.
(b)    “Cause” shall mean that Participant has: (i) refused or repeatedly failed to perform the duties assigned to him/her but only if Participant’s refusal or repeated failure to perform the duties assigned to him/her were willful and deliberate on Participant’s part or committed in bad faith or without reasonable belief that such refusal or failure was in the best interests of the Company; (ii) engaged in a willful or intentional act that has the effect of injuring the reputation or business of the Company in any material respect; (iii) continually or repeatedly been absent from the Company, unless due to an approved leave due to serious illness or disability; (iv) used illegal drugs or been impaired due to other substances; (v) been convicted of any felony; (vi) committed an act of gross misconduct, fraud, embezzlement or theft against the Company; (vii) engaged in any act of such extreme nature that the Company determines to be grounds for immediate dismissal, including, but not limited to, harassment of any nature; or (viii) violated a material Company policy as determined by the Company’s Chief Executive Officer, the Administrator and/or the Board.
(c)     “Commencement Date Average Stock Price” means $44.76, being the average of the Common Stock Prices for the last ten (10) trading days ended prior to January 1, 2018.
(d)    “Common Stock Price” shall mean, as of a particular date, the Fair Market Value for a Share as of such date.
(e)    “Good Reason” shall mean the occurrence of any of the following events, upon or following a Change in Control, without Participant’s express written consent: (i) the assignment to Participant of any duties which constitutes a material negative change in Participant’s position(s), duties or responsibilities with the Company immediately prior to the such change; provided, however, that the fact that Participant’s duties following a Change in Control are owed to a successor or an Affiliate of a successor (whether or not public) shall not in and of itself constitute a change in such Participant’s position(s), duties or responsibilities in any material respect; (ii) a material reduction in Participant’s base salary or bonus opportunity as in effect immediately prior to such reduction; (iii) any requirement that Participant be based more than fifty (50) miles from Participant’s principal place of employment immediately prior to the change in location of Participant’s principal place of employment; (iv) the failure of a successor to: (a) continue in effect any material employee benefit plan or compensation plan in which Participant and Participant’s eligible dependents are participating immediately prior to the Change in Control, unless Participant is permitted to participate in other plans providing Participant with substantially equivalent benefits in the aggregate, or (b) provide Participant with paid vacation in accordance with the plans, practices, programs and policies of the Company and its Affiliates in effect for Participant immediately prior to such Change in Control or as in effect generally at any time thereafter with respect to other similarly situated executives of the Company. Notwithstanding the foregoing, Participant shall not have “Good Reason” unless Participant notifies the Company in writing of Participant’s intent to resign within ninety (90) days after the initial occurrence of the event giving rise to a claim for Good Reason, the Company fails to cure the Good Reason provided by Participant in such notice within thirty (30) days after the Company’s receipt of the notice, and Participant’s resignation is effective within ninety (90) days of the Company’s failure to cure.
(f)    “Measurement Date” shall mean December 31, 2019.
(g)    “Performance Commencement Date” shall mean January 1, 2018.

Exhibit 10.41

(i)    “Performance Goal” shall mean as defined in Section 2.2(a).
(h)    “Stock Price Increase” shall mean the positive quotient obtained by dividing (i) the Valuation Date Average Stock Price by (ii) the Commencement Date Average Stock Price.
(i)    “Settlement Date” shall mean the date the Administrator determines that Shares with respect to the Performance Award, pursuant to Section 2.2(a) below, shall be issued to Participant, which date shall be no later than sixty (60) days after December 31, 2021 (for the avoidance of doubt, this deadline is intended to comply with the “short-term deferral” exception from Section 409A of the Code).
(j)    “Valuation Date” shall mean the Measurement Date; provided, however, that, for purposes of Section 2.5, such term shall mean the earliest of (i) the Measurement Date or (ii) the date upon which a Change in Control or, if earlier, Participant’s death or disability shall occur.
(k)    “Valuation Date Average Stock Price” means the average of the Common Stock Prices for the last thirty (30) trading days ending prior to and including the Valuation Date; provided, however, that the Administrator may, in its sole discretion, reduce the average so determined to the extent it deems necessary or appropriate to exclude the effect of any stock price increases that are attributable to (i) stock repurchases by the Company after the Commencement Date, (ii) a Change in Control consummated after the Commencement Date or (iii) a transaction initiated after the Commencement Date that, if consummated, would constitute a Change in Control and, provided further, that the Administrator may, in its sole discretion, make appropriate adjustments to take into account stock dividends, stock splits, reverse stock splits and other similar events.
1.2    Incorporation of Terms of Plan. The Performance Award is subject to the terms and conditions of the Plan which are incorporated herein by reference. In the event of any inconsistency between the Plan and this Agreement, the terms of the Plan shall control.
ARTICLE 2.
GRANT OF PERFORMANCE AWARD
2.1    Grant of Performance Award. The Company confirms that, in consideration of Participant’s past and/or continued employment with or service to the Company or a Subsidiary and for other good and valuable consideration, effective as of the Grant Date set forth in the Grant Notice (the “Grant Date”), the Company has granted to Participant a performance award as set forth in the Grant Notice (the “Performance Award”), upon the terms and conditions set forth in the Plan, this Agreement and the Grant Notice.
2.2    Performance-Based Right to Shares.
(a)    Participant’s right to receive any Shares is contingent on the Company’s attainment of a Stock Price Increase of 1.3 or greater (the “Performance Goal”). Accordingly, Participant will not become entitled to any Shares or other consideration with respect to the Performance Award unless and until the Administrator determines whether and to what extent the Performance Goal has been attained. Upon such determination by the Administrator and subject to the provisions of the Plan and this Agreement (including continued service through December 31, 2021), Participant shall be entitled to receive Shares based on to the extent to which the Performance Goal is attained (as determined by the Administrator in its sole discretion). Accordingly, the number of Shares to be delivered to Participant on the Settlement Date, if any, shall be equal to the quotient obtained by dividing (i) the product of Base Salary times the Applicable Multiplier by (ii) the Valuation Date Average Stock Price; provided that any fractional Share shall be rounded down.

Exhibit 10.41

(b)    Participant’s right to receive Shares pursuant to the Performance Award shall vest and become non-forfeitable on December 31, 2021, subject to Participant’s continued full-time employment in active service through December 31, 2021 except as provided in Section 2.5 below. Unless otherwise determined by the Administrator, partial employment, even if substantial, prior to December 31, 2021 will not entitle Participant to any proportionate vesting or avoid or mitigate a termination of rights and benefits upon or following a Termination of Service, except as provided in Section 2.5 below or under the Plan.
(c)    If the Administrator determines following the Measurement Date that Participant is not entitled to any Shares in accordance with Section 2.2(a), the Performance Award shall automatically and without further action be cancelled and forfeited by Participant, and Participant shall have no further right or interest in or benefit under or with respect to the Performance Award or this Agreement.
(d)    Reference is made to Section 2.5, entitling Participant to a prorated settlement in the event of a Change in Control or Participant’s death or permanent disability prior to the Measurement Date.
2.3    Delivery of Shares. Subject to the other provisions of this Agreement, as soon as practicable following the vesting of Participant’s right to receive Shares pursuant to Section 2.2 or Section 2.5 hereof (but no later than 30 days after the date of such vesting), the Company shall deliver to Participant the number of Shares determined in accordance with Section 2.2(a) above (either by delivering one or more certificates for such Shares or by entering such Shares in book entry form, as determined by the Company in its sole discretion). Notwithstanding the foregoing, in the event Shares cannot be issued pursuant to Section 2.4(a), (b) or (c) hereof, then the Shares shall be issued pursuant to the preceding sentence as soon as administratively practicable after the Administrator determines that Shares can again be issued in accordance with Sections 2.4(a), (b) and (c) hereof.
2.4    Conditions to Delivery of Shares. Subject to Section 11.4 of the Plan and Section 3.5 hereof, the Shares deliverable hereunder, or any portion thereof, may be either previously authorized but unissued shares of Common Stock or issued shares of Common Stock which have then been reacquired by the Company. Such shares of Common Stock shall be fully paid and nonassessable. The Company shall not be required to issue or deliver any Shares deliverable hereunder prior to fulfillment of all of the following conditions:
(a)    The admission of such Shares to listing on all stock exchanges on which such Common Stock is then listed;
(b)    The completion of any registration or other qualification of such Shares under any state or federal law or under rulings or regulations of the Securities and Exchange Commission or of any other governmental regulatory body, which the Administrator shall, in its absolute discretion, deem necessary or advisable;
(c)    The obtaining of any approval or other clearance from any federal, state or local governmental agency which the Administrator shall, in its absolute discretion, determine to be necessary or advisable;
(d)    The receipt by the Company of full payment for such Shares, including payment of any applicable withholding tax, which may be in one or more of the forms of consideration permitted under Section 3.5 hereof; and
(e)    The lapse of such reasonable period of time following the Valuation Date as the Administrator may from time to time establish for reasons of administrative convenience.

Exhibit 10.41

2.5    Change in Control, Death or Permanent Disability Prior to Measurement Date.
(a)    Subject to Sections 2.4 and 2.8 hereof, notwithstanding any contrary provision of this Agreement, in the event of a Change in Control or Participant’s death or permanent disability (within the meaning of Section 22(e) of the Code), in each case at any time prior to the Measurement Date but while Participant is employed in active full-time service with the Company, Participant shall be entitled to a prorated settlement pursuant to which the Company shall deliver to Participant that number of Shares determined pursuant to Section 2.2(a) hereof multiplied by a fraction (not to exceed one) having (i) numerator equal to the number of whole months (counting each month as ending on the first day of a calendar month) elapsed from the Performance Commencement Date until the date of Change in Control, death or permanent disability and (ii) a denominator of twenty-four (24). Such Shares shall be issued to Participant immediately prior to (and subject to the consummation of) such Change in Control, or in the case death or permanent disability, no later than sixty (60) days after such date. Upon issuance of such Shares to Participant, all rights under or with respect to the Performance Award and this Agreement (including, without limitation, rights relating to unpaid Shares) shall automatically and without further action be cancelled and forfeited by Participant, and Participant shall not be entitled to any further payments or benefits with respect thereto.
(b)    Notwithstanding any contrary provision of this Agreement, upon Participant’s Termination of Service for any or no reason (other than Participant’s death or permanent disability, as described in Section 2.5(a) above) prior to the Measurement Date, all rights with respect to any unpaid Shares pursuant to the Performance Award and this Agreement shall automatically and without further action be cancelled and forfeited by Participant, and Participant shall not be entitled to any payments or benefits with respect thereto.
2.6    Change in Control, Death or Permanent Disability on or After Measurement Date.
(a)    In the event the successor corporation in a Change in Control transaction that is to become effective after the Measurement Date fails to assume or substitute the Performance Award in accordance with Section 14.2 of the Plan, the Performance Award will automatically vest in full immediately prior to the consummation of such Change in Control.
(b)    In the event (i) Participant incurs a Termination of Service after the Measurement Date by reason of the Company’s termination of Participant’s employment other than for Cause or by reason of Participant’s resignation for Good Reason and (ii) such Termination of Service is effective on or after the execution of a definitive agreement that contemplates a transaction that, if consummated, would constitute a Change in Control (a “Transaction Agreement”) but before the effective date of such Change in Control, then the Performance Award (if still in effect) shall automatically vest in full upon the effective date of such Change in Control (and such Shares shall be issued to Participant immediately prior to (and subject to the consummation of) such Change in Control); provided, that if such Transaction Agreement is terminated in accordance with its terms or a Change in Control does not otherwise occur as a result of the transaction contemplated by the Transaction Agreement, as determined by the Administrator in its sole discretion, then the Performance Award will thereupon be automatically forfeited, terminated and cancelled as of the date of termination of the Transaction Agreement or other determination date, without payment of any consideration therefor, and Participant, or Participant’s beneficiary or personal representative, as the case may be, shall have no further rights hereunder in respect of the Performance Award or any unpaid Shares.
(c)    In the event (i) Participant incurs a Termination of Service after the Measurement Date by reason of the Company’s termination of Participant’s employment other than for Cause or by reason of Participant’s resignation for Good Reason and (ii) such Termination of Service is effective

Exhibit 10.41

during the period beginning on the effective date of a Change in Control and ending on the twenty four (24) month anniversary thereof, then the Performance Award (if still in effect) will automatically vest in full as of the date of such Termination of Service and the Shares shall be issued to the Participant as soon as practicable after such Termination of Service and not later than sixty (60) days after such date.
(d)    If Participant is an employee of the Company who has a Termination of Service after the Measurement Date by reason of Participant’s death or permanent disability (within the meaning of Section 22(e) of the Code), the Performance Award (if still in effect) will automatically vest in full as of the date of such Termination of Service and the Shares shall be issued to the Participant as soon as practicable after such Termination of Service and not later than sixty (60) days after such date.
2.7    Right to Continued Employment. Nothing in the Plan or this Agreement shall confer upon Participant any right to continue in the employ or service of the Company, any parent of the Company or any Subsidiary or shall interfere with or restrict in any way the rights of the Company and its Subsidiaries or other affiliates, which rights are hereby expressly reserved, to discharge or terminate the services of Participant at any time for any reason whatsoever, with or without cause, except to the extent expressly provided otherwise in a written agreement between the Company or a Subsidiary and Participant.
2.8    Effect of Termination of Service. Notwithstanding any contrary provision of this Agreement, upon Participant’s Termination of Service for any or no reason (other than as set forth in Section 2.5 above) prior to the Settlement Date, all rights with respect to the Performance Award and this Agreement shall automatically and without further action be cancelled and forfeited by Participant, and Participant shall not be entitled to any payments or benefits with respect thereto.
2.9    Rights as Stockholder. The holder of the Performance Award shall not be, nor have any of the rights or privileges of, a stockholder of the Company, including, without limitation, voting rights and rights to dividends, in respect of the Performance Award and any Shares underlying the Performance Award and deliverable hereunder unless and until such Shares shall have been duly issued by the Company and held of record by such holder (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company).
2.10    Clawback. If Participant, at any time during the period commencing on the Grant Date and ending on the second anniversary of the date on which Participant incurs a Termination of Service, engages in any activity in competition with the Company, or which is inimical, contrary or harmful to the interests of the Company in the determination of the Administrator (including, without limitation, committing fraud or conduct contributing to any financial restatements or irregularities, or violating a non-competition, non-solicitation, non-disparagement or non-disclosure covenant or agreement with the Company or any parent or Subsidiary, as determined by the Administrator), then Participant must pay to the Company any proceeds, gains or other economic benefit actually or constructively received by Participant upon receipt of the Performance Award or upon the resale of the Performance Award and this Agreement and the Grant Notice shall terminate and the Performance Award (whether or not vested) shall be forfeited without payment of any consideration therefor. In addition and without limiting the foregoing, to the extent required by applicable law and/or the rules and regulations of the securities exchange or inter-dealer quotation system on which the Common Stock is listed or quoted, or if so required pursuant to a written policy adopted by the Company which applies to Participant, this Agreement and the Performance Award shall be subject (including on a retroactive basis) to such clawback, forfeiture or similar requirements, and such requirements shall be deemed incorporated by reference into this Agreement

Exhibit 10.41

ARTICLE 3.
OTHER PROVISIONS
3.1    Administration. The Administrator shall have the power to interpret the Plan, this Agreement and the Grant Notice and to adopt such rules for the administration, interpretation and application of the Plan as are consistent therewith and to interpret, amend or revoke any such rules. All actions taken and all interpretations and determinations made by the Administrator in good faith shall be final and binding upon Participant, the Company and all other interested persons. No member of the Committee or the Board shall be personally liable for any action, determination or interpretation taken or made, or omitted to be taken or made, under or with respect to the Plan, this Agreement, the Grant Notice or the Performance Award (unless constituting fraud or a willful criminal act or omission). The duties and obligations of the Company, the Administrator and each member of the Administrator shall be determined only with reference to the Plan and this Agreement, and no implied duties or obligations shall be read into the Plan, this Agreement or the Grant Notice on the part of the Company, the Administrator or any member of the Administrator.  Under no circumstances shall the Company, the Administrator or any member of the Administrator be obligated to prove good faith for any purpose, it being specifically understood and agreed that the Administrator and each member of the Administrator shall be presumed in all instances to have acted in good faith.  To overcome this presumption of good faith, Participant shall have the burden of proving, by clear and convincing evidence, that the Administrator or the member of the Administrator, as the case may be, intentionally acted in bad faith.
3.2    Grant is Not Transferable. During the lifetime of Participant, the Performance Award and the rights and privileges conferred hereby will not be sold, transferred, assigned, pledged, hypothecated or otherwise disposed in any way (whether by operation of law or otherwise), and will not be subject to sale under execution, attachment or similar process, unless and until the Shares underlying the Performance Award have been issued. Upon any attempt to sell, transfer, assign, pledge, hypothecate or otherwise dispose of the Performance Award (including any underlying Shares), or any right or privilege conferred hereby, or upon any attempted sale under any execution, attachment or similar process, the Performance Award and the rights and privileges conferred hereby immediately will become null and void. Unless and until the Shares underlying the Performance Award have been issued, neither the Performance Award nor any interest or right therein shall be liable for the debts, contracts or engagements of Participant or his or her successors in interest or shall be subject to disposition by transfer, alienation, anticipation, pledge, encumbrance, assignment or any other means whether such disposition be voluntary or involuntary or by operation of law by judgment, levy, attachment, garnishment or any other legal or equitable proceedings (including bankruptcy), and any attempted disposition thereof shall be null and void and of no effect. Notwithstanding anything herein to the contrary, this Section 3.2 shall not prevent transfers by will or applicable laws of descent and distribution; provided, however, that all such transfers shall be subject to the terms and conditions of the Plan, the Grant Notice and this Agreement.
3.3    Binding Agreement. Subject to the limitation on the transferability of the Performance Award contained herein, this Agreement will be binding upon and inure to the benefit of the heirs, legatees, legal representatives, successors and assigns of the parties hereto.
3.4    Adjustments upon Specified Events. The Administrator may accelerate payment of the Shares underlying the Performance Award in such circumstances as it, in its sole discretion, may determine. In addition, upon the occurrence of certain events relating to the Common Stock contemplated by Section 14.2 of the Plan, the Administrator shall make such adjustments as the Administrator deems appropriate with respect to the Performance Award and the number and kind of securities that may be issued in respect thereof.

Exhibit 10.41

Participant acknowledges that the Performance Award is subject to amendment, modification and termination in certain events as provided in this Agreement and Article 14 of the Plan.
3.5    Withholding.
(a)    Notwithstanding anything to the contrary in this Agreement or the Grant Notice, the Company shall be entitled to require payment by Participant of any sums required by applicable law to be withheld with respect to the grant or vesting of the Performance Award or the issuance of Shares pursuant to thereto. Such payment shall be made in the manner determined by the Company in its sole discretion, and may be made by deduction from other compensation payable to Participant or in such other form of consideration acceptable to the Company, which may include:
(i)    Cash or check;
(ii)    Surrender of Shares held for such period of time as may be required by the Administrator in order to avoid adverse accounting consequences and having a Fair Market Value on the date of delivery equal to the amount permitted to be withheld without incurring an adverse accounting charge; or
(iii)    Other property acceptable to the Company (including, without limitation, through the delivery of a notice that Participant has placed a market sell order with a broker with respect to Shares payable pursuant to the Performance Award, and that the broker has been directed to pay a sufficient portion of the net proceeds of the sale to the Company in satisfaction of its withholding obligations; provided that payment of such proceeds is then made to the Company at such time as may be required by the Company, but in any event not later than the settlement of such sale).
(b)    The Company shall not be obligated to deliver any new certificate representing Shares to Participant or Participant’s legal representative or enter such Shares in book entry form unless and until Participant or Participant’s legal representative shall have paid or otherwise satisfied in full the amount of all federal, state and local taxes applicable to the taxable income of Participant resulting from the grant or vesting of the Performance Award or the issuance of Shares pursuant thereto.
3.6    Notices. Any notice to be given under the terms of this Agreement to the Company shall be addressed to the Company in care of the Secretary of the Company at the Company’s principal executive office, and any notice to be given to Participant shall be addressed to Participant at Participant’s last address reflected on the Company’s records. By a notice given pursuant to this Section 3.6, either party may hereafter designate a different address for notices to be given to that party. Any notice shall be deemed duly given when sent via email or when sent by certified mail (return receipt requested) and deposited (with postage prepaid) in a post office or branch post office regularly maintained by the United States Postal Service.
3.7    Titles. Titles provided herein are for convenience only and are not to serve as a basis for interpretation or construction of this Agreement.
3.8    Governing Law. The laws of the State of Delaware shall govern the interpretation, validity, administration, enforcement and performance of the terms of this Agreement and the Grant Notice, regardless of the law that might be applied under principles of conflicts of laws.
3.9    Conformity to Securities Laws. Participant acknowledges that the Plan, this Agreement and the Grant Notice are intended to conform to the extent necessary with all provisions of the Securities Act and the Exchange Act and any and all regulations and rules promulgated by the Securities and Exchange

Exhibit 10.41

Commission thereunder, and state securities laws and regulations. Notwithstanding anything herein to the contrary, the Plan shall be administered, and the Performance Award is granted, only in such a manner as to conform to such laws, rules and regulations. To the extent permitted by applicable law, the Plan, this Agreement and the Grant Notice shall be deemed amended to the extent necessary to conform to such laws, rules and regulations.
3.10    Amendments, Suspension and Termination. To the extent permitted by the Plan, the Administrator or the Board may waive any conditions or rights under, amend any terms of, or alter, suspend, discontinue, cancel or terminate, this Agreement, the Grant Notice and/or the Performance Award, prospectively or retroactively (including after Participant’s termination of employment or service with the Company); provided that any such waiver, amendment, alteration, suspension, discontinuance, cancellation or termination that would materially and adversely affect the rights of Participant with respect to the Performance Award (including any unpaid Shares) shall not to that extent be effective without Participant’s consent unless the Committee or the Board, as applicable, determines that such either is required or advisable in order for the Company, the Plan or the Performance Award (including any unpaid Shares) to satisfy any applicable law or regulation. Nothing in this Agreement or the Grant Notice shall restrict in any way the adoption of any amendment, modification, suspension or termination to the Plan in accordance with the terms of the Plan.
3.11    Successors and Assigns. The Company may assign any of its rights under this Agreement and the Grant Notice to single or multiple assignees, and this Agreement and the Grant Notice shall inure to the benefit of the successors and assigns of the Company. Subject to the restrictions on transfer herein set forth in Section 3.2 hereof, this Agreement and the Grant Notice shall be binding upon Participant and his or her heirs, executors, administrators, successors and assigns.
3.12    Limitations Applicable to Section 16 Persons. Notwithstanding any other provision of the Plan or this Agreement, if Participant is subject to Section 16 of the Exchange Act, the Plan, the Performance Award and this Agreement shall be subject to any additional limitations set forth in any applicable exemptive rule under Section 16 of the Exchange Act (including any amendment to Rule 16b-3 of the Exchange Act) that are requirements for the application of such exemptive rule. To the extent permitted by applicable law, this Agreement shall be deemed amended to the extent necessary to conform to such applicable exemptive rule.
3.13    Not a Contract of Employment. Nothing in the Plan, this Agreement or the Grant Notice shall confer upon Participant any right to continue to serve as an employee or other service provider of the Company, any parent of the Company or any Subsidiary.
3.14    Certain Covenants of Participant
(a)    Except as may be required by law or legal process, Participant shall not at any time during the period when Participant is employed by the Company and continuing for two years following the termination of Participant’s employment with the Company (the “Restricted Period”) disclose to any person or entity or use any information not in the public domain or generally known in the industry that the Company treats as confidential or proprietary, in any form, acquired by the Participant while providing services to the Company or any predecessor to the Company’s business or, if acquired following the date of Termination of Services, such information which, to the Participant’s knowledge, has been acquired, directly or indirectly, from any person or entity owing a duty of confidentiality to the Company or any of its subsidiaries or affiliates, including but not limited to information regarding clients, customers, investors, vendors, suppliers, trade secrets, training programs, manuals or materials, technical information, contracts, systems, procedures,

Exhibit 10.41

mailing lists, know-how, trade names, improvements, price lists, financial or other data (including the revenues, costs or profits associated with any of the Company’s products or services), business plans, code books, invoices and other financial statements, computer programs, software systems, databases, discs and printouts, plans (business, technical or otherwise), customer and industry lists, correspondence, internal reports, personnel files, sales and advertising material or any other compilation of information, written or unwritten, which is or was used in the business of the Company or any subsidiaries or affiliates thereof. The Participant agrees and acknowledges that all of such information, in any form, and copies and extracts thereof, are and shall remain the sole and exclusive property of the Company, and upon the date of Termination of Services, the Participant shall return to the Company the originals and all copies of any such information provided to or acquired by the Participant in connection with the performance of his duties for the Company, and shall return to the Company all files, correspondence and/or other communications received, maintained and/or originated by the Participant during the course of his/her service with the Company.
(b)    During the Restricted Period, the Participant shall not, directly or indirectly, (i) solicit or attempt to solicit for employment or hire, or cause any person to employ or hire, any employee or exclusive contractor of the Company or (ii) encourage or induce any employee or contractor of the Company to terminate or restrict his/her relationship with the Company or any of its subsidiaries or affiliates.
(c)    Nothing contained in this Agreement or any other agreement with the Company (including but not limited to the non-solicitation and non-competition clauses, and the confidentiality obligations) limits Participant’s ability to file a charge or complaint with the Equal Employment Opportunity Commission, the National Labor Relations Board, the Occupational Safety and Health Administration, the Securities and Exchange Commission or any other federal, state or local governmental agency or commission (“Government Agencies”).  Participant further understands that this Agreement does not limit Employee's ability to communicate with any Government Agencies or otherwise participate in any investigation or proceeding that may be conducted by any Government Agency, including providing documents or other information, without notice to the Company. Although by signing this Agreement, Participant is waiving his right to recover any individual relief (including any money damages, reinstatement or other legal or equitable relief) in any charge, complaint, or lawsuit or other proceeding brought by Participant or on Participant’s behalf by any third party, nothing in this Agreement or any other Agreement with the Company limits Participant’s right to receive an award for information provided to any Government Agencies. Participant is also provided notice that under the 2016 Defend Trade Secrets Act (DTSA): (1) no individual will be held criminally or civilly liable under Federal or State trade secret law for the disclosure of a trade secret (as defined in the Economic Espionage Act) that: (A) is made in confidence to a Federal, State, or local government official, either directly or indirectly, or to an attorney; and made solely for the purpose of reporting or investigating a suspected violation of law; or, (B) is made in a complaint or other document filed in a lawsuit or other proceeding, if such filing is made under seal so that it is not made public; and, (2) an individual who pursues a lawsuit for retaliation by an employer for reporting a suspected violation of the law may disclose the trade secret to the attorney of the individual and use the trade secret information in the court proceeding, if the individual files any document containing the trade secret under seal, and does not disclose the trade secret, except as permitted by court order.
3.15    Entire Agreement. The Plan, the Grant Notice and this Agreement constitute the entire agreement of the parties and supersede in their entirety all prior undertakings and agreements of the Company and Participant with respect to the subject matter hereof.
3.16    Section 409A; Taxes. The Performance Award is not intended to constitute “nonqualified deferred compensation” within the meaning of Section 409A of the Code (together with any Department of Treasury regulations and other interpretive guidance issued thereunder, including without limitation any

Exhibit 10.41

such regulations or other guidance that may be issued after the date hereof, “Section 409A”). Notwithstanding any other provision of the Plan, the Grant Notice or this Agreement, if at any time the Administrator determines that the Performance Award (or any portion thereof) may be subject to Section 409A, the Administrator shall have the right, in its sole discretion (without any obligation to do so or to indemnify Participant or any other person for failure to do so, and without Participant’s consent), to adopt such amendments to the Plan, the Grant Notice or this Agreement, or adopt other policies and procedures (including amendments, policies and procedures with retroactive effect), or take any other actions, as the Administrator determines are necessary or appropriate for the Performance Award either to be exempt from the application of Section 409A or to comply with the requirements of Section 409A. This Section 3.15 does not create an obligation on the part of the Company to modify the Plan or this Award Agreement and does not guarantee that the Performance Award will not be subject to taxes, interest and penalties under Section 409A. For the avoidance of doubt, Participant is solely responsible and liable for the satisfaction of all taxes and penalties that may be imposed on or for his account in connection with this Agreement (including any taxes and penalties under Section 409A), and neither the Company nor any Affiliate shall have any obligation to indemnify or otherwise hold Participant (or any beneficiary) harmless from any or all of such taxes or penalties.
3.17    Limitation on Participant’s Rights. Participation in the Plan confers no rights or interests other than as herein provided. This Agreement and the Grant Notice create only a contractual obligation on the part of the Company as to amounts payable and shall not be construed as creating a trust or separate fund of any kind, or a fiduciary relationship between the Company, any parent of the Company, any Subsidiary, or the Administrator, on the one hand, and Participant or other person or entity, on the other hand. Neither the Plan nor any underlying program, in and of itself, has any assets. Participant shall have only the rights of a general unsecured creditor of the Company with respect to amounts credited and benefits payable, if any, with respect to the Performance Award, and rights no greater than the right, as a general unsecured creditor, to receive Shares pursuant to this Agreement and the Performance Award as and when payable hereunder.